SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              GUILFORD MILLS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              GUILFORD MILLS, INC.
                             4925 WEST MARKET STREET
                        GREENSBORO, NORTH CAROLINA 27407


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 5, 1998



         The Annual Meeting of Stockholders of Guilford Mills, Inc., a Delaware corporation (the "Company"), will be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina, on Thursday, February 5, 1998 at 10:00 A.M. for the following purposes:

          1.     To elect five directors for three-year terms;

          2. To ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending September 27, 1998; and

          3. To transact such other business as properly may come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on December 19, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

         Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy which is being solicited by and on behalf of the Board of Directors.

                                            By Order of the Board of Directors

                                            /s/ Sherry R. Jacobs

                                            Sherry R. Jacobs
                                            SECRETARY

Greensboro, North Carolina
December 24, 1997

                              GUILFORD MILLS, INC.

                            ------------------------
                                 PROXY STATEMENT
                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 5, 1998


         This Proxy Statement is furnished to the stockholders of Guilford Mills, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina, on Thursday, February 5, 1998 at 10:00 a.m. (the "Annual Meeting"). Stockholders of record at the close of business on December 19, 1997 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

         The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, proxies may be solicited through personal calls upon, or telephone or facsimile communications with, stockholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

         Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, by attending the Annual Meeting and voting in person or by submitting a subsequently dated proxy. When a proxy is received, properly executed, prior to the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting. If the accompanying form of proxy is signed but no specification is made thereon, the shares represented thereby will be voted for the nominees for director designated by the Board and the ratification of the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending September 27, 1998. If a specification has been made on the form of proxy, the shares will be voted in accordance with the specification. Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to be cast. Abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors. For issues requiring approval of a majority of the shares present and entitled to be cast, abstentions have the effect of votes in opposition and broker non-votes are not included in the tabulation of the voting results. A broker non-vote typically occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Shares as to which a stockholder abstains or broker non-votes are included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

         The complete mailing address of the Company's principal executive offices is P. O. Box 26969, Greensboro, North Carolina 27419-6969. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the stockholders of the Company was December 24, 1997. The Annual Report of the Company for the fiscal year ended September 28, 1997, including audited financial statements, has been sent to each stockholder.


                                VOTING SECURITIES

    On December 19, 1997, there were outstanding and entitled to vote 25,726,474 shares of the Company's common stock, par value $.02 per share (the "Common Stock"), which constitutes the only class of capital stock outstanding. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock owned on the record date of December 19, 1997. The holders of a majority of the outstanding shares of the Common Stock represented at the Annual Meeting will constitute a quorum.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    Under the proxy rules, a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within 60 days. Except as otherwise noted, each designated beneficial owner in this Proxy Statement has sole voting power and investment power with respect to the shares beneficially owned by such person.

    The following table sets forth information as of December 19, 1997 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the Common Stock:

     Name and Address             Amount and Nature
     of Beneficial Owner          of Beneficial Ownership      Percent of Class
     -------------------         --------------------------   -----------------

     Victor Posner                2,980,912 (1)                   11.59
     6917 Collins Avenue
     Miami Beach, FL  33141

     Charles A. Hayes             1,526,496 (2)(3)                 5.93
     c/o Guilford Mills, Inc.
     4925 West Market Street
     Greensboro, NC  27407
--------
     (1) Such information is based upon a copy of the report on Schedule 13D, dated January 10, 1994, filed with the Securities and Exchange Commission ("SEC") and furnished to the Company by the beneficial owner.

     (2) Mr. Hayes, Maurice Fishman, a director of the Company, and George Greenberg, a director of the Company, have entered into certain agreements relating to the disposition of their shares of Common Stock. See "Stockholders' Agreements" below.

     (3) Includes (i) 16,875 shares of Common Stock subject to options granted to Mr. Hayes under the formula provision of the Company's 1991 Stock Option Plan, as amended (the "Option Plan"), (ii) 85,864 shares of restricted Common Stock awarded to Mr. Hayes under the Company's 1989 Restricted Stock Plan (the "Restricted Plan"), as to which Mr. Hayes has sole voting power and (iii) 104,697 shares in a grantor retained annuity trust, as to which Mr. Hayes has shared dispositive power. See "Executive Compensation- Summary Compensation Table" below.

    The following table sets forth certain information, as of December 19, 1997, with respect to Common Stock beneficially owned by each director of the Company, each person nominated or chosen to become a director, each of the executive officers named in the Summary Compensation Table under the heading "Executive Compensation" below and all directors and executive officers as a group:

                                            Amount and Nature of    Percent
          Name of Beneficial Owner          Beneficial Ownership    of Class
        ---------------------------         ---------------------  ----------

        Directors and Director Nominees
                                 (1)(2)

      Charles A. Hayes  ......                   1,526,496 (3)       5.93
      George Greenberg........                     778,313 (3)(4)    3.02
      Bruno Hofmann...........                     603,150 (5)       2.34
      Maurice Fishman ........                     590,505 (3)(6)    2.29
      John A. Emrich..........                     132,628            (14)
      Terrence E. Geremski....                      88,147            (14)
      Tomokazu Adachi.........                      34,125            (14)
      Sherry R. Jacobs........                      31,500            (14)
      Dr. Jacobo Zaidenweber..                      27,450            (14)
      Stephen C. Hassenfelt...                      25,954 (7)        (14)
      Donald B. Dixon.........                      25,425            (14)
      Paul G. Gillease........                      24,000 (8)        (14)
      Stig A. Kry.............                      15,000            (14)
      Grant M. Wilson.........                           0            (14)




      Non-Director  Executive  Officer (9)(10)
      ---------------------------------------


     Byron  McCutchen...........................   16,524
     Phillip D. McCartney.......................   55,453

     All directors, director nominees
     and executive officers as a group
    (consisting of 22 persons)................. 3,983,905 (11)(12)(13)  15.37

----------------
     (1) The amount of shares beneficially owned by Ms. Jacobs and Messrs. Greenberg, Fishman, Dixon, Adachi and Hassenfelt includes 20,625 shares of Common Stock, the amount of shares beneficially owned by Mr. Geremski includes 11,250 shares of Common Stock, the amount of shares beneficially owned by Dr. Zaidenweber includes 3,750 shares of Common Stock, and the amount of shares beneficially owned by Messrs. Kry and Gillease includes 15,000 shares of Common Stock, subject to options granted to each such director under the Option Plan's formula provision. See "Election of Directors - Additional Information" below. The amount of shares beneficially owned by Mr. Emrich includes 2,000 shares of Common Stock subject to options granted pursuant to discretionary provisions of the Option Plan.

     (2) Includes 90,000 and 36,000 shares of restricted Common Stock awarded to Messrs. Emrich and Geremski, respectively, under the Restricted Plan. Such persons have sole voting power with respect to such shares. See "Executive Compensation - Summary Compensation Table" below.

     (3) See Footnotes 2 and 3 to previous table.

     (4) Does not include 62,650 shares held by Mr. Greenberg's wife, as to which beneficial ownership is disclaimed.

     (5) Includes 300,000 shares of restricted Common Stock paid to Mr. Hofmann in connection with the sale of the capital stock of Hofmann Laces, Ltd., Raschel Fashion Interknitting, Ltd. and Curtains and Fabrics, Inc. (collectively, the "Hofmann Companies") to the Company. See "Certain Transactions" below. Mr. Hofmann has sole voting power with respect to such shares.

     (6) Does not include 68,398 shares held by Mr. Fishman's wife, as to which beneficial ownership is disclaimed.

     (7) Does not include 637 shares held by Mr. Hassenfelt's wife, as to which beneficial ownership is disclaimed.

     (8) Does not include 646 shares held by Mr. Gillease's wife, as to which beneficial ownership is disclaimed.

     (9) The amount of shares beneficially owned by each of Messrs. McCutchen and McCartney includes 2,000 shares of Common Stock, subject to options granted to such persons pursuant to the Option Plan.

    (10) Includes 12,000 shares of restricted Common Stock awarded to Mr. McCutchen under the Restricted Plan. Mr. McCutchen has sole voting power with respect to such shares.

    (11) Includes 194,957 shares of Common Stock subject to options granted pursuant to the Option Plan.

    (12) Excludes 133,111 shares owned by relatives of officers and directors of the Company, as to which beneficial ownership is disclaimed by such officers and directors.

    (13) Includes 223,864 shares of restricted Common Stock awarded to officers under the Restricted Plan. Such persons have sole voting power with respect to such shares.

    (14) Less than one percent.

STOCKHOLDERS' AGREEMENTS

    Messrs. Fishman, Greenberg and Hayes have entered into a Stockholders' Agreement dated as of June 22, 1990, as amended, relating to the disposition of their shares of Common Stock (the "1990 Stockholders' Agreement"). Until June 22, 1999 (or its earlier termination as otherwise provided therein), none of Messrs. Fishman, Greenberg and Hayes may transfer or otherwise dispose of, except by gift, any or all of the shares of Common Stock beneficially owned by any such stockholder, until such shares are offered first to the Company at the same price and upon the same terms and conditions as those offered by a bona fide purchaser or purchasers. The terms and provisions of the 1990 Stockholders' Agreement apply to any shares of Common Stock owned by the stockholders on the date of the 1990 Stockholders' Agreement or acquired thereafter and are binding upon the heirs, successors and assigns of the stockholders.

    Messrs. Fishman and Hayes have entered into a Stockholders' Agreement with the Company dated as of April 30, 1991, as amended, relating to the acquisition by the Company of certain of their shares of Common Stock. Until June 22, 1999 (or the earlier termination of the 1991 Stockholders' Agreement as provided therein), the Company will, upon the death of either Mr. Fishman or Mr. Hayes, purchase such number of shares of Common Stock beneficially owned by each such person as equal $4,000,000 and $5,000,000, respectively. The purchase price for each share of Common Stock will equal the average of the closing price for such shares on the New York Stock Exchange for the 20 trading days preceding the date of death.


                              ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

    The Board is divided into three classes, with the term of office of one class expiring each year. At the last annual meeting of stockholders held on February 6, 1997, Ms. Jacobs and Messrs. Adachi, Emrich, Hofmann and Kry were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1999 fiscal year and until her or his successor is elected and qualified. Under the terms of the Stock Purchase Agreement, dated January 12, 1996, between the Company and Mr. Hofmann, pursuant to which the Company acquired 100% of the outstanding capital stock of the Hofmann Companies from Mr. Hofmann, the Company agreed to nominate Mr. Hofmann for election as a director in such class. At the annual meeting of stockholders held on February 1, 1996, Messrs. Fishman, Gillease, Hassenfelt and Hayes were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1998 fiscal year and until his successor is elected and qualified. At the annual meeting of stockholders held on February 2, 1995, Messrs. Dixon, Geremski, Greenberg and Zaidenweber were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1997 fiscal year and until his successor is elected and qualified. At its February 6, 1997 meeting, the Board elected Grant M. Wilson as a director of the Company, to serve in such class.

    The Board has nominated Messrs. Dixon, Geremski, Greenberg, Zaidenweber and Wilson for election as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 2000 fiscal year and until his successor is elected and qualified. Unless a contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of Messrs. Dixon, Geremski, Greenberg, Zaidenweber and Wilson. The Board does not contemplate that any of such persons will be unable, or will decline, to serve; however, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion.

    The following table sets forth certain information with respect to each director and each person nominated or chosen to become a director. Except as otherwise indicated, each such person has held his or her present principal occupation for the past five years and references to executive offices held are with the Company:


Name                             Age (1)    Principal Occupation or Occupations            Director Since
----                             ----       -----------------------------------            --------------

DIRECTOR NOMINEES

Nominees for a Three-Year  Term
Expiring   at  Annual   Meeting
After 2000 Fiscal Year
--------------------------------

Donald B. Dixon                  69         Retired since 1984;  for more than five years         1987
                                            prior thereto,  a partner at Arthur  Andersen
                                            LLP

Terrence E. Geremski             50         Executive Vice President and  Chief  Financial        1993
                                            Officer (since 1997);  Senior Vice  President,
                                            Chief  Financial  Officer and Treasurer  (from
                                            1996   to   1997);   Vice   President,   Chief
                                            Financial  Officer and  Treasurer  (from  1992
                                            to 1996); Vice  President  and  Controller  of
                                            Varity Corporation  (from 1989 to  1991);  for
                                            more   than  five  years  prior  thereto,  the
                                            holder of various executive and administrative
                                            positions with Dayton Walther Corp.
--------
(1) As of December 19, 1997.
                                       4



George Greenberg (2)             75         Vice  Chairman  of the  Board  (since  1989);         1968
                                            retired since 1989;  for more than five years
                                            prior   thereto,   the  President  and  Chief
                                            Operating Officer

Dr. Jacobo Zaidenweber           68         Chairman  of the Board of Grupo  Ambar,  S.A.         1995
                                            de C.V.  (since  1965),  a subsidiary  of the
                                            Company;  Chairman  of the  Board of  Encajes
                                            Mexicano,   S.A.  de  C.V.  (since  1992),  a
                                            textile manufacturer

Grant M. Wilson                  56         Chairman  of  Cohasset  Capital   Corporation         1997
                                            (since  1983),  a  financial  and  managerial
                                            services firm

CONTINUING DIRECTORS

Class of  Directors  Whose Term
Expires   at   Annual   Meeting
After 1999 Fiscal Year
--------------------------------

Sherry R. Jacobs                 54         Secretary and acting  General  Counsel (since         1983
                                            1994); Managing Director, Pencil,
                                            Inc., an educational foundation
                                            (from 1995 to 1997); Principal,
                                            Jonal, couturier (from 1989 to
                                            1994)

Tomokazu Adachi                  56         President  of Japan Tech,  Inc.,  an importer         1990
                                            of textile machinery and equipment

John A. Emrich                   53         President and Chief Operating  Officer (since         1995
                                            1995);     Senior    Vice    President    and
                                            President/Automotive   Business   Unit  (from
                                            1993 to 1995);  Vice  President/Planning  and
                                            Vice  President/Operations  for  the  Apparel
                                            and Home  Fashions  Business  Unit (from 1991
                                            to 1993);  Director  of  Operations  with FAB
                                            Industries (from 1990 to 1991)

Bruno Hofmann                    58         President and Chief Executive  Officer of the         1997
                                            Hofmann  Companies and predecessor  companies
                                            (since 1976)

Stig A. Kry (3)                  68         Chairman  Emeritus,  Kurt Salmon  Associates,         1993
                                            Inc., a management consulting firm



Class of  Directors  Whose Term
Expires   at   Annual   Meeting
After 1998 Fiscal Year
--------------------------------

Maurice Fishman                  74         Vice  Chairman  of the  Board  (since  1976);         1963
                                            retired since 1989;  for more than five years
                                            prior thereto, a Senior Vice President

Paul G. Gillease (4)             65         Consultant  to  the  Company  (from  1993  to         1993
                                            1996);  Vice  President and General  Manager,
                                            DuPont Nylon,  a division of E. I. du Pont de
                                            Nemours  and  Company,  Inc.  (from  1992  to
                                            1993);   for  more  than  five  years   prior
                                            thereto,  Vice President and General  Manager
                                            of DuPont  Textiles,  a division  of E. I. du
                                            Pont Nemours and Company, Inc.

Stephen C. Hassenfelt            47         Chairman  and  Chief  Executive   Officer  of         1989
                                            North Carolina Trust Company

Charles A. Hayes                 63         Chairman  of the Board  and  Chief  Executive         1963
                                            Officer  (since  1976);  President  and Chief
                                            Operating Officer (from 1991  to 1995)


--------
(2) Mr. Greenberg is a director of Nautica Enterprises, Inc., which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(3) Mr. Kry is a director of Oshkosh B' Gosh, Inc. and Dominion Textiles, Inc., each of which has a class of securities registered pursuant to Section 12 of the Exchange Act .
(4) Mr. Gillease is a director of Pillowtex Corp. and Galey & Lord, Inc., each of which has a class of securities registered pursuant to Section 12 of the Exchange Act.

ADDITIONAL INFORMATION

    During the last fiscal year, the Board's Audit Committee, which consists of Messrs. Dixon, Hassenfelt and Fishman, held two meetings. The Audit Committee's responsibilities include reviewing the Company's financial statements and the accounting principles utilized by the Company, evaluating the services of the Company's independent auditors and making recommendations with respect to the retention of independent auditors, evaluating the adequacy of the Company's system of internal controls and confirming the Company's full cooperation with the independent auditors' annual examination of the Company's financial statements.

    In addition, during the last fiscal year, the Board's Compensation Committee, which consists of Ms. Jacobs and Messrs. Hassenfelt and Wilson, held four meetings. The functions of the Compensation Committee include making recommendations to the Board regarding compensation for certain executive officers of the Company and administering certain of the Company's benefit plans. See "Executive Compensation - Report of the Compensation Committee of the Board of Directors" below.

    The Board's Nominating Committee, which is comprised of Messrs. Dixon, Hayes, Adachi and Gillease, held one meeting during the last fiscal year. The duties of the Nominating Committee include identifying and interviewing candidates to serve on the Board, making recommendations to the entire Board regarding whether a candidate should be nominated to the Board and making recommendations to the entire Board concerning compensation and other benefits to be paid to directors. The Company's By-Laws, as amended (the "By-Laws"), set forth procedures regarding the nomination of persons for election to the Board. See "Miscellaneous - Stockholder Proposals" below.

    Non-employee directors receive a quarterly retainer of $6,250 and $1,000 for each Board meeting attended (other than telephonic Board meetings). A non-employee chairman and each other non-employee member of a committee are paid $3,000 and $2,000, respectively, for each committee meeting attended. During the last fiscal year, the Board had a total of ten meetings, five of which were held in person and five of which were held by means of a telephonic conference call. All directors then in office attended at least 75% of the total number of meetings of the Board and the committees on which they served during the last fiscal year, except Messrs. Wilson and Hassenfelt.

     Ms. Jacobs is serving as Secretary and acting General Counsel of the Company on an interim basis. Ms. Jacobs earned $19,915 during the 1997 fiscal year for such service. Mr. Hofmann has entered into a consulting agreement with the Company pursuant to which he will provide certain consulting and advisory services to the Company during a period ending on December 31, 2000. The Company pays Mr. Hofmann an annual consulting fee of $100,000 for such services. Mr. Hofmann is also a party to an employment agreement with the Hofmann Companies. See "Certain Transactions" below.

    The Company affords each director the opportunity to defer his or her quarterly retainer. Pursuant to such arrangement, the quarterly retainer a director would otherwise receive is credited to a separate account which accrues interest. Upon his or her termination of service on the Board, the director will be entitled to receive the amounts credited to his or her deferred compensation account, together with interest accrued thereon. Currently, Mr. Dixon is the only director who participates in the retainer deferral arrangement.

    The Option Plan provides for the automatic grant of options not meeting the requirements of incentive stock options ("Non-Qualified Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), to directors who have served as such for a designated period of time. Specifically, each person who has served as a non-employee director of the Company for two or more consecutive years on the date of grant will automatically be granted (i) upon the first date of grant after the completion of two consecutive years of service as a director, an option to purchase 11,250 shares of Common Stock and
(ii) upon each of the dates of grant after the completion of such service prior to the expiration of the Option Plan on August 28, 2001, an option to purchase 5,625 shares of Common Stock. (Pursuant to an Option Plan amendment, approved by stockholders at their last annual meeting, employee directors are no longer eligible to receive Non-Qualified Option grants pursuant to the formula provision.) For each year, the date of grant will be the third trading date following the later of (i) the date of the annual stockholders' meeting or (ii) the date on which the Company's earnings for the fiscal quarter just prior to such meeting date are released to the public. The purchase price of the shares of Common Stock covered by the options granted to directors under the formula provision will be the fair market value of the shares as of the date of grant. Options granted to directors under the formula provision, which have a five year term, will be exercisable with respect to 33-1/3% of the aggregate number of shares initially subject to the option during each of the first, second and third years of the option. Any exercisable portion of an option that is not exercised will be carried forward through the term of the grant. Notwithstanding the foregoing, in the event of a "change in control" of the Company, as such term is defined in the Option Plan, all then outstanding options will immediately become exercisable. In addition to the automatic grant of options to non-employee directors according to the above formula, the Option Plan also provides for the award, in the discretion of the Compensation Committee, of options, and stock appreciation rights, to salaried key employees, including employee directors, of the Company.

    There are no family relationships among any of the directors and officers of the Company.


                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board administers the Company's compensation program for executive officers. Specifically, the Committee serves as the administrator of the Restricted Plan and the Option Plan. In addition, the Committee makes recommendations to the entire Board regarding the compensation package for each of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer ("CEO", "COO" and "CFO", respectively). The Committee is also responsible for periodically reviewing, for adequacy and continued appropriateness, the entire compensation package of other executive officers and recommending to the Board any changes to such package. Further, the Committee's approval is required for any proposed employment, severance, consulting or retirement agreement with any executive officer.

    In performing its duties, the Committee seeks to insure that the Company's compensation program for executive officers attracts and retains qualified, talented and highly motivated personnel, links executive compensation to corporate performance and is administered in an equitable fashion. The Company's executive officer compensation program consists of two major elements: (i) a short-term component, consisting of base salary and a potential annual cash bonus, intended to reward executives for current and past performance and (ii) a long-term component, consisting of restricted stock and stock options, designed to align further the interests of executives with those of stockholders in general. In addition, in order to offer a competitive compensation program, the Company maintains certain retirement plans such as a Qualified Profit-Sharing Plan (the "Profit-Sharing Plan") and an Employee Stock Ownership Plan (the "ESOP") and offers other benefits such as a split-dollar insurance program.

    The Committee has considered the impact of Section 162(m) of the Code on the Company's executive compensation program. Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to "covered employees", i.e., those employees named in the "Summary Compensation Table" below, to the extent such compensation exceeds $1,000,000. The deduction limitation contained in Section 162(m) does not apply to certain performance-based compensation. The Committee does not currently intend to recommend changes to the Company's benefit plans in order to qualify compensation paid to covered employees for such exception.

    SHORT-TERM COMPONENT - BASE SALARY AND ANNUAL BONUS. The Committee evaluates the base salary of each of the CEO, COO and CFO on a biennial basis, or more frequently if appropriate, and recommends to the entire Board any changes in such base salary levels. In making such evaluations and recommendations, the Committee considers the historical pay practices of the Company, the officer's leadership and advancement of the Company's long-term strategic plans and objectives, and the salary levels of executives holding similar positions in certain other textile companies. The Committee generally recommends salaries for the Company's CEO, COO and CFO at levels exceeding the average salary level of executives holding the same positions in such other companies. The textile companies which the Company considers for comparative compensation purposes are identical to the companies (collectively, the "Peer Group Companies") included in the peer group index described in the "Performance Graph" below. Mr. Hayes' annual salary as CEO for the 1997 fiscal year remained unchanged from his annual salary for the 1996 fiscal year.

    The Company maintains for its executive officers and other key employees a Short-Term Incentive Compensation Plan ("STIP"), which allows participants to earn annual cash bonuses. Prior to the 1997 fiscal year, bonuses under the STIP were contingent upon the Company's achievement of an earnings per share target, established by the Board at the beginning of each fiscal year. During the 1997 fiscal year, the Committee, with the assistance of an independent compensation consulting firm, evaluated the STIP and concluded that it was appropriate to introduce additional performance measures to such plan. As a result, the Company adopted during the 1997 fiscal year substantial amendments to the STIP. While preserving an emphasis on earnings per share results, the amended STIP also conditions the amount of cash bonuses, for all participants other than the CEO, on other performance measures which are designed to take into account balance sheet management and the different operating results among the Company's business units. Specifically, the payment of annual cash bonuses under the amended STIP is determined according to a formula based upon a percentage of an individual's base salary and, depending on the participant, one or more of the following performance measures: earnings per share, a matrix based upon corporate sales and net income performance, a matrix based upon business unit sales and operating income performance and other performance measures specific to a participant's responsibilities. The matrix component of a participant's bonus, if any, under the amended STIP is also subject to adjustment, plus or minus 20%, based upon the Company's return on net assets. The bonus payable to the CEO, given the breadth of his responsibilities, is based solely upon a percentage of his annual base salary and the Company's earnings per share results.

    LONG-TERM COMPONENT - RESTRICTED STOCK AND STOCK OPTIONS. In addition to the short-term elements of the Company's executive compensation program described above, the Company maintains certain equity based plans described below, the benefits of which are linked to the Company's long-term performance. The Committee believes that compensation in the form of Common Stock serves to align further the interests of executives with the interests of stockholders. Moreover, compensation which is "at risk," in that its amount, or the timing of its receipt, is dependent upon the Company's performance, provides a strong incentive for individuals to achieve superior performance. Finally, long-term compensation helps balance the Company's overall executive compensation program by encouraging executives to focus on the Company's long term objectives and goals as well as the Company's quarter to quarter results.

    In its capacity as the administrator of the Restricted Plan, the Committee determines, among other things, which key employees will participate in the Restricted Plan, any individual or corporate performance goals applicable to a participant, the date on which awards will be made, the number of shares to be awarded and the restrictions to be applicable to such shares. As the administrator of the Option Plan, the Committee determines, among other things, the employees who are to receive options, the date of grant of options, and (subject to the terms of the Option Plan) the purchase price of each share subject to such options.

    The Committee retained an independent compensation consulting firm during the last fiscal year in order to assist it in evaluating the amount and nature of individual awards to be made under each of the Restricted Plan and the Option Plan. In determining the amount of awards under such plans, the Committee considered subjective factors such as an executive's level of responsibility and past performance. The Committee also compared the amount of stock based awards made to senior executives in the Peer Group Companies. Given that the Company's recent financial performance (based on a variety of key financial indicators) exceeded the Peer Group Companies' median performance and in certain instances equaled or exceeded the Peer Group third quartile performance, the Committee approved grants under the Restricted Plan and Option Plan at levels generally at or above the levels of awards made to executives holding similar positions in the Peer Group Companies. Finally, the Committee also took into account that the last discretionary option grant to executive officers was made in 1994 and the last grant of restricted stock to any executive officer (other than the grant to Mr. Emrich in connection with his promotion to COO) was made in 1993. The awards made in fiscal year 1997 to the named executive officers under the Restricted Plan were designed to provide such persons with an immediate and meaningful ownership stake in the Company. The restricted stock awards, with an extended seven year vesting period, also serve the Committee's objective of helping to retain the Company's key executive talent. As a further incentive to senior management to achieve continued increases in the price of the Common Stock, the Committee approved grants of "premium price" options. Specifically, the Committee awarded to four of the five named executive officers Non-Qualified Options, 25% of which have an exercise price equal to 110% of the fair market value of Common Stock on the grant date and 25% of which have an exercise price equal to 120% of the fair market value of Common Stock on the grant date. These awards directly link the Company's executive compensation to the creation of stockholder value.

    RETIREMENT PLANS AND OTHER BENEFITS. In addition to the foregoing components of the executive compensation program, the Company maintains certain other plans in which executives participate, including the Profit-Sharing Plan, the ESOP and an excess benefit plan (which is designed to supplement certain of the Company's other benefit plans). For the 1997 fiscal year, the Company contributed to the Profit-Sharing Plan 6% of the aggregate compensation of all participants in such plan. Contributions to the ESOP are made in the form of Common Stock or cash used to purchase Common Stock and the amount of such contributions is dependent upon the Company meeting the same earnings per share target established under the amended STIP. Beginning with the 1997 fiscal year ESOP contribution, each participant has the right to receive up to one-half of his contribution directly from the Company in the form of cash. If the Company's actual earnings per share fall within a range of the target earnings per share (either more or less), then the Company will adjust its ESOP contribution, upward or downward, accordingly. For the 1997 fiscal year, the Company made a contribution to the ESOP in the amount of 4.1% of the compensation of the eligible employees for such period, subject to each participant's right to receive one-half of such contribution in the form of cash. The Company also maintains for executives a split-dollar insurance program and a supplemental executive retirement plan, which are described, respectively, in Footnote 5 to the "Summary Compensation Table" and in "Other Benefit Plans" below. The Company also offers to its executives a plan pursuant to which they may be reimbursed, up to a designated amount, for personal tax and financial planning expenses.

                  Stephen C. Hassenfelt (Chairman)
                  Sherry R. Jacobs
                  Grant M. Wilson

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the five-year cumulative total stockholder return on the Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index and with an index comprised of the Peer Group Companies, assuming the reinvestment of dividends. The peer group index represents the cumulative total return on the common stock of the following textile companies: Burlington Industries, Inc., Collins & Aikman Corp., Concord Fabrics Inc., Cone Mills Corp., Crown Crafts, Inc., Culp, Inc., Delta Woodside Industries, Inc., Dixie Yarns, Inc., Dyersburg Corp., Fab Industries, Inc., Fieldcrest Cannon, Inc., Foamex International Inc., Galey & Lord, Inc., Johnston Industries, Inc., Pillowtex Corp., Quaker Fabric Corp., Springs Industries, Inc., Texfi Industries, Inc., Thomaston Mills, Inc., Unifi, Inc., Wellman, Inc. and WestPoint Stevens Inc. The return of each company included in the peer group index has been weighted according to its respective stock market capitalization.

[GRAPHIC OMITTED]

                        --------------------------------------------------------------------------------------------
                               9/30/92         9/30/93        9/30/94        9/30/95        9/30/96         9/30/97
                        --------------------------------------------------------------------------------------------

GUILFORD MILLS                  $100.0          $103.8         $108.0         $125.8         $119.8          $212.2
--------------------------------------------------------------------------------------------------------------------
S&P 500                         $100.0          $112.9         $117.1         $151.9         $182.6          $256.4
--------------------------------------------------------------------------------------------------------------------
PEER GROUP                      $100.0          $ 98.5         $106.8         $103.2         $102.1          $145.9
--------------------------------------------------------------------------------------------------------------------
NOTE:  ASSUMES AN INITIAL  INVESTMENT  OF $100 ON  SEPTEMBER  30,  1992.  TOTAL  RETURN  INCLUDES  REINVESTMENT  OF
DIVIDENDS.


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows for the fiscal years ended September 28, 1997, September 29, 1996 and October 1, 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those periods, to the Company's CEO and to the Company's four most highly compensated executive officers (other than the CEO).


                           SUMMARY COMPENSATION TABLE
                            ------------------------
                                                                                                         All
                                                                                                        Other
                                                                                       Long-Term       Compen-
                                                   Annual Compensation               Compensation       sation
                                              -------------------------------        --------------    ---------

                                                                                  Restricted
       Name and                                                    Other Annual     Stock
       Principal              Fiscal         Salary      Bonus     Compensation    Awards     Options
       Position               Year              ($)         ($)         ($)        ($)(3)        (#)     ($)(4)
       --------               -----             ---         ---         ---        ------        ---     ------
Charles A. Hayes,              1997        625,000     656,250          --        2,294,178   105,000   104,549
Chairman                       1996        625,000     308,188(2)       --                0     5,625   234,489
and Chief Executive            1995        720,000(1)  384,750          --                0     5,625   234,326
Officer

John A. Emrich,                1997        450,000     489,375      191,758(5)    1,788,750    99,000    64,395
President and                  1996        450,000      67,500          --                          0    61,362
Chief Operating Officer        1995        306,251     162,907          --          437,500     2,000    51,386
                                                                                          0

Terrence E. Geremski,          1997        275,000     239,250          --          894,375    75,000    42,533
Executive Vice                 1996        256,256      58,000          --                0    11,250    34,277
President and Chief            1995        250,008     112,503          --                0         0    32,936
Financial Officer

Byron McCutchen,               1997        260,000     193,050          --          298,125    18,000    51,094
Senior Vice                    1996        250,000      26,702          --                0         0    31,649
President,                     1995        225,002      84,038          --                0     2,000    25,120
President/
Fibers Business Unit

Phillip D. McCartney,          1997        210,000     112,875          --                0     4,150    37,162
Vice                           1996        210,000      26,250          --                0         0    32,603
President/Technical            1995        222,500     100,125          --                0     2,000    31,595
Operations
--------

     (1) Mr. Hayes' salary for the 1995 fiscal year includes a special supplement of $150,000 for assuming interim responsibilities as President and COO. (Mr. Emrich succeeded Mr. Hayes as President and COO effective October 1, 1995.) Mr. Hayes' bonus award for such periods was based solely on his salary as Chairman and CEO.

    (2) Mr. Hayes has been granted certain appreciation rights. Such rights entitle Mr. Hayes to a cash payment equal to the excess, if any, of the market value of Common Stock on each of January 2, 1995, 1996 and 1997 (each such date, a "Measurement Date") over $13.93 (the average closing price of Common Stock during the last ten trading days of the Company's 1994 fiscal year, as adjusted for the Company's May, 1997 3-for-2 stock split), multiplied in each instance by 42,000 (one-third of the aggregate 126,000 right grant). Mr. Hayes will vest in, and be entitled to receive, such cash payments 30 days after the date (the "Vesting Date") he is no longer a "covered employee" within the meaning of
Section 162(m) of the Code. The rights, together with certain dividend equivalents, will earn interest from their respective Measurement Date to the Vesting Date.

    Mr. Hayes' bonus award for the 1996 fiscal year includes $191,000, representing the value of those rights based on the market value of Common Stock on January 2, 1997 and the interest accrued thereon (and on the related dividend equivalents) through the end of the 1997 fiscal year. The market value of the Common Stock on January 2, 1996 (adjusted for the above stock split) was less than $13.93 per share and, therefore, Mr. Hayes will not receive any payment with respect to the rights valued on such date.

    (3) The amounts shown in this column reflect the market value of the restricted stock granted, under the terms of the Restricted Plan, to Messrs. Hayes, Emrich, Geremski and McCutchen. (The market value is given as of the date of grant of the restricted stock.)

    The restricted stock awarded to an executive officer is held by an escrow agent, appointed by the Company, until such officer vests in his award. Similarly, the dividends paid on each share of restricted stock (which are paid to the same extent as dividends on the Common Stock generally) are held by the escrow agent until the executive vests in his restricted stock, at which time he will also be entitled to receive the interest credited by the Company on such dividends. Each executive officer who received a restricted stock award during the 1997 fiscal year (the "1997 Restricted Award") vested in 20% of such award on the date of grant. The balance of each executive's 1997 Restricted

Award will vest (subject generally to the executive's continued employment with the Company) in four annual installments, commencing on the fourth anniversary of the date of grant. With respect to the restricted stock granted to him during the 1996 fiscal year, Mr. Emrich has vested in 12,000 shares and will vest in the balance of such award (subject generally to his continued employment with the Company) in equal 6,000 share increments on October 1 of each of 1998, 1999 and 2000. Notwithstanding the foregoing, upon a "change in control" of the Company, as such term is defined in the Restricted Plan, the restrictions applicable to an outstanding restricted stock award will lapse and the executive will immediately vest in such award and in any dividends paid on such award and then held in escrow, together with interest thereon. The Restricted Plan also permits the Compensation Committee, in its discretion, to remove restrictions on outstanding awards. As of the last day of the 1997 fiscal year, Messrs. Hayes, Emrich, Geremski and McCutchen held 85,864, 96,000, 36,000 and 12,000 shares of restricted stock, respectively, at an aggregate market value of $2,210,998, $2,472,000, $927,000 and $309,000, respectively (based upon a price of $25.75 per share - the closing price of the Common Stock on the last business day of the 1997 fiscal year).

    (4) The components of the amounts shown in this column for the 1997 fiscal year consist of the following:

         (i) Contributions of $9,000 each to the accounts of Messrs. Hayes, Emrich, Geremski, McCutchen and McCartney, pursuant to the Profit-Sharing Plan.

         (ii) An aggregate contribution having a value of $6,150 to each of Messrs. Hayes, Emrich, Geremski, McCutchen and McCartney, pursuant to the ESOP and the cash election feature of such plan.

         (iii) Contributions of $47,671, $37,117, $18,483, $13,806 and $8,711 to
the accounts of Messrs. Hayes, Emrich, Geremski, McCutchen and McCartney, respectively, pursuant to the Company's excess benefit plan which is designed to supplement the Profit-Sharing Plan and the ESOP.

         (iv) With respect to Messrs. Emrich, Geremski, McCutchen and McCartney, the value of benefits under the Company's Senior Managers' Life Insurance Plan, a split dollar plan, and with respect to Mr. Hayes, the value of benefits under a separate split dollar arrangement with the Company. During the 1997 fiscal year, each of Messrs. Emrich, Geremski, McCutchen and McCartney paid the amount of the premium associated with the term life component of his split dollar life insurance coverage. With respect to Mr. Hayes, the Company paid, during the 1997 fiscal year, $17,200 in premiums for the term portion of his coverage, and paid the remainder of the premium associated with the whole life component of the coverage. For each named executive officer, the Company expects to recover the premiums it pays. The following amounts reflect the benefits related to the non-term portion of the premiums to be paid by the Company under the insurance policies purchased on the lives of the named executives, in each case with the non-term portion of the premium being treated as the present value of an interest-free loan to age 65: Mr. Hayes - $18,561; Mr. Emrich - $10,686; Mr. Geremski - $8,900; Mr. McCutchen - $22,138; and Mr. McCartney - $13,301. The Company believes that the foregoing method of calculating the value to the executives of the non-term portion of the premiums paid by the Company more accurately reflects the true value of such benefits, as compared to calculating the present value of the cash surrender value of the policies, the methodology previously used by the Company in its proxy statement disclosures.

         (v) For the 1997 fiscal year, that portion of interest earned (that the SEC considers to be at above market rates) on the deferred compensation accounts of Mr. Hayes in the amount of $5,967.

         (vi) For the 1997 fiscal year, imputed interest income to Mr. Emrich of $1,442, in connection with an interest free loan made by the Company to such officer. See "Certain Transactions" below.

    (5) This amount includes, among other items, (i) a payment of $100,000 for certain moving related costs and expenses (including costs related to the sale of a former residence) incurred in connection with Mr. Emrich's relocation from the Company's New York City office to the Company's Kenansville, North Carolina office and (ii) a tax reimbursement of $62,630 related to the preceding payment.

STOCK OPTION GRANTS

    The table below provides information regarding stock options granted during the Company's 1997 fiscal year to the five most highly compensated executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                          Individual Grants

                               -------------------------------------------------------------------------
                                              Percent of
                                                 Total
                                Number of       Options
                                Securities    Granted to
                                Underlying   Employees in    Exercise or
                                 Options        Fiscal           Base       Expiration      Grant Date Present
           Name                Granted (#)     Year (%)      Price ($)(1)   Date (2)          Value ($)(3)
           ----                -----------     --------       ---------      ---------       -----------------
                                               Year (%)

Charles A. Hayes                  52,500         6.29          19.75        5/27/07             216,090
                                  26,250         3.15          21.725       5/27/07              94,448
                                  26,250         3.15          23.70        5/27/07              82,504

John A. Emrich                    49,500         5.93          19.75        5/27/07             203,742
                                  24,750         2.97          21.725       5/27/07              89,051
                                  24,750         2.97          23.70        5/27/07              77,789

Terrence E. Geremski              37,500         4.50          19.75        5/27/07             154,350
                                  18,750         2.25          21.725       5/27/07              67,463
                                  18,750         2.25          23.70        5/27/07              58,931

Byron McCutchen                    9,000         1.08          19.75        5/27/07              37,044
                                   4,500          .54          21.725       5/27/07              16,191
                                   4,500          .54          23.70        5/27/07              14,144

Phillip D. McCartney               4,150          .50          19.75        5/27/07              17,081
--------

(1) The grant of options to the named executive officers, other than Mr. McCartney, represents multiple tranches of a single grant, with 50% of the executive's total grant having an exercise price equal to the fair market value of Common Stock on the grant date, 25% of the executive's total grant having an exercise price equal to 110% of the fair market value of Common Stock on the grant date and 25% of the executive's total grant having an exercise price equal to 120% of the fair market value of Common Stock on the grant date.
(2) The options granted to the named executive officers will be exercisable with respect to 33 1/3% of the aggregate number of shares initially subject to the option during each of the third, fourth and fifth years of the option. Any exercisable portion of an option that is not exercised will be carried forward through the ten year term of the grant. Notwithstanding the foregoing, upon a "change in control" of the Company, as such term is defined in the Option Plan, all then outstanding options will immediately become exercisable. Pursuant to the terms of the Option Plan, the Compensation Committee also generally has the authority to accelerate the right to exercise any outstanding options.
(3) The values in this column represent the grant date present value of the options based upon application of the Black-Scholes option pricing model. The material assumptions and adjustments used in estimating the present value pursuant to such model are: (i) a volatility factor of 20%; (ii) a dividend yield of 2.20%; (iii) a risk-free rate of return of 6.74%; (iv) a reduction of 30% to reflect the possibility of forfeiture prior to the expiration of the option; and (v) an expected seven year option life. The actual value an executive officer receives from a stock option is dependent on future market conditions, and there can be no assurance that the value ultimately realized by the executive will not be more or less than the amount reflected in the "Grant Date Present Value" column.

STOCK OPTION EXERCISES

    The table below shows option exercises by the five most highly compensated executive officers during the 1997 fiscal year as well as the value of the options held by such persons at the end of the 1997 fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
                       -----------------------------------
                                                           Number of Securities       Value of Unexercised
                           Shares                          Underlying Unexercised     In-the-Money Options at
                        Acquired on     Value Realized       Options at Fiscal        Fiscal Year-End ($) (2)
    Name               Exercise (#)         ($) (1)             Year-End (#)
    ----               ---------------   --------------    -----------------------     ----------------------
                                                         Exercisable/Unexercisable  Exercisable/Unexercisable
                                                         --------------------------  ------------------------
Charles A. Hayes           16,875           96,277            15,000/106,875             176,981/494,868

John A. Emrich               3,000          10,500              1,000/101,000            11,880/471,116

Terrence E. Geremski         --               --                 7,500/78,750            81,600/379,706

Byron McCutchen              --               --                 1,000/20,000            11,880/105,097

Phillip D. McCartney         1,500            5,250                1,000/6,150            11,880/48,660


--------
(1) The values in this column represent the product of the number of options exercised and the excess of the market value of the underlying Common Stock on the date of exercise over the option exercise price.
(2) The values in this column represent the product of the number of options and the excess, if any, of $25.75, the market value of the underlying Common Stock on September 26, 1997 (the last business day of the 1997 fiscal year), over the option exercise price.

OTHER BENEFIT PLANS

     SUPPLEMENTAL RETIREMENT PLAN. In 1992, the Company adopted the Senior Managers' Supplemental Retirement Plan ("SERP") which provides for retirement and death benefits to a select group of senior managers. The SERP provides that upon retirement from the Company after attaining age 65, and after at least 60 months of service with the Company, participants will be entitled to receive a specified dollar amount for a period of ten years following retirement ("Ten Year Payments"). If the officer dies prior to the termination of his or her employment or during the period while the Ten Year Payments are being made, the full amount of the Ten Year Payments or the unpaid portion thereof, as the case may be, will be paid according to the installment schedule to the officer's designated beneficiary.

     The SERP also provides that if the officer's employment with the Company is terminated for any reason other than his or her death or disability (prior to the officer attaining age 65) and the officer has been employed by the Company for at least 60 months, the officer will be entitled to a reduced retirement benefit commencing at age 65. Such reduced benefit will be based upon the officer's total months of employment with the Company as compared with the total months of employment the officer would have had with the Company if he or she had remained in the employ of the Company until age 65. If, at the time of his or her termination of employment with the Company for any reason other than death or disability, the officer has been employed by the Company for less than 60 months following the effective date of the agreement, he or she will not be entitled to any retirement benefits and his or her beneficiaries will not be entitled to any death benefits. If an officer becomes disabled prior to attaining age 65 and such disability continues until age 65, the officer will be entitled to receive the full amount of the Ten Year Payments commencing at age 65, regardless of whether he or she has completed 60 months of service with the Company.

     The Company has purchased life insurance policies on the lives of all executive officers participating in the SERP in amounts which are designed to enable the Company ultimately to recover all sums paid pursuant to the SERP. Such life insurance policies are held in trust for the benefit of such officers.

     The following table sets forth the Ten Year Payments for each of the executive officers named in the "Summary Compensation Table" above.

       Name of Individual                   Ten  Year  Payments  (Per Annum)
       -------------------                  -------------------------------
       Charles A. Hayes                            $345,000
       John A. Emrich                               125,000
       Terrence E. Geremski                         125,000
       Byron McCutchen                              125,000
       Phillip D. McCartney                         125,000

     SEVERANCE AGREEMENTS. The Company has entered into severance agreements with each of the executive officers named in the "Summary Compensation Table" above. The severance agreements, which expire on August 31, 1999 (unless extended by the Board), provide for the payment of specified compensation and benefits to such employees upon certain terminations of their employment within two years after a change in control of the Company. These severance agreements are intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

     The compensation and benefits which may be awarded under the severance agreements include, among other specified items of compensation and other benefits, a lump sum payment equal to three times an employee's highest annual salary during the year preceding the change in control (including any bonuses and contributions made on the employee's behalf to the Profit-Sharing Plan, ESOP and excess benefit plan), and also include continuation of participation in the Company's life, health, accident and disability and insurance plans for a period of three years (or until the employee commences full-time substantially equivalent employment with a new employer). If the total payments made to any particular employee under a severance agreement would not be tax deductible by the Company or would cause an "excess parachute payment" to exist within the meaning of Section 280G of the Code, such payments will be reduced until no portion of such payments would fail to be deductible by reason of being an excess parachute payment. The severance agreements further provide that in order for an employee to receive the benefits contemplated by the severance agreement, if any person or organization takes steps designed to effect a change in control of the Company, the employee will not voluntarily terminate his or her employment and will continue to perform his or her regular duties, until such person or organization has abandoned or terminated such effort to effect a change in control.

     Had a "change in control" taken place during the fiscal year ended September 28, 1997, Messrs. Hayes, Emrich, Geremski, McCutchen and McCartney would have received, had their employment ceased on that date, lump sum payments in the approximate amounts of $4,066,407, $2,973,375, $1,642,650, $1,445,160 and
$1,039,500, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ms. Jacobs, a member of the Company's Compensation Committee, served as Vice President/Administration and General Counsel of the Company from 1986 to 1989 and as Secretary of the Company from 1987 to 1989. From time to time since 1989 and, more recently, since the third quarter of the 1994 fiscal year, Ms. Jacobs has served as Secretary and acting General Counsel of the Company on an interim basis. See "Election of Directors" above.

     Mr. Hassenfelt, Chairman of the Company's Compensation Committee, serves as Chairman and Chief Executive Officer of North Carolina Trust Company. Mr. Hayes is a member of the Board of Directors of North Carolina Trust Company, but does not serve on the Compensation Committee of such Board.


                              CERTAIN TRANSACTIONS

     During the 1997 fiscal year, the Company paid $150,000 in consulting fees to Japan Tech, Inc., of which Mr. Adachi, a director of the Company, is the President and controlling stockholder. In addition, in the ordinary course of its business and through a series of arm's-length transactions, the Company purchased machinery and equipment from Japan Tech, Inc. during the 1997 fiscal year totaling $173,674.

     In the ordinary course of business and through a series of arm's-length transactions, during the 1997 fiscal year, the Company paid $1,596,819 for forklifts and forklift repairs to Western Carolina Forklift, Inc., which is controlled by David Hayes, the son of Charles A. Hayes, the Chairman and CEO of the Company. Charles A. Hayes, together with George Greenberg, a director of the Company, serve on the Board of Directors of Western Carolina Forklift, Inc.

     During the 1997 calendar year, the Company paid $1,000,000 in settlement of an action brought against Mr. Greenberg. Such settlement payment was made pursuant to the indemnification obligations under the By-Laws. Mr. Greenberg, who vigorously denied all liability in this action and elected to settle this matter in order to avoid the expense and inconvenience of further litigation, has agreed to partially reimburse the Company in the amount of $100,000 for the payments made by the Company in this action.

     During the 1997 fiscal year, the Company acquired an additional 20% of the capital stock of Grupo Ambar, S.A. de C.V. ("Grupo Ambar"), thereby increasing the Company's ownership in Grupo Ambar to 95%. The selling stockholders included Dr. Zaidenweber (a director of the Company) and the estate of his late brother. Dr. Zaidenweber and the estate of his late brother received $4,359,776 and $981,569, respectively, in connection with such transaction. Dr. Zaidenweber remains the Chairman of the Board, and a stockholder, of Grupo Ambar. Dr. Zaidenweber receives an annual salary of approximately $315,000 for his service as Chairman of the Board of Grupo Ambar.

     In fiscal year 1993, in connection with its request that Mr. Emrich, then Senior Vice President of the Company and President of the Automotive Business Unit and currently the President and COO of the Company, relocate to Kenansville, North Carolina, the Company loaned Mr. Emrich $100,000 on an interest free basis to purchase a residence. The loan, which was secured by a Deed of Trust on such residence, was fully satisfied during the 1997 fiscal year.

     During the 1997 calendar year, the Company exercised, on two separate occasions, its right of first refusal under the 1990 Stockholders' Agreement and purchased, based upon the prevailing market price, an aggregate of 100,000 shares of Common Stock from Maurice Fishman, a director of the Company. The aggregate purchase price for such shares was $2,590,625.

     The Company has a currently proposed transaction pursuant to which it would enter into an option agreement with Tucci Associates, Inc. (the "Optionor"). Under the proposed transaction, the Optionor would grant the Company the exclusive right to acquire certain proprietary technology, including rights under a pending patent application. Nathan Dry, the Company's Vice President of Research and Development, owns 24.5% of the capital stock, and is the President, of the Optionor. In consideration for the grant of the option, the Company would pay the Optionor $225,000, which will be credited against the option's exercise price if the Company elects to exercise the option and which may be refunded in part if the Company does not exercise the option. If it elects to exercise the option before a patent has issued relating to the proprietary technology, the Company would pay the Optionor $2,975,000 and, if a patent issues or if the Company elects to abandon the patent application, an additional $2,000,000. If it elects to exercise the option after a patent has issued relating to the proprietary technology, the Company would pay the Optionor $4,975,000.

     During the 1996 fiscal year, the Company acquired 100% of the issued and outstanding capital stock of the Hofmann Companies from Bruno Hofmann, a director of the Company. The Company made a payment during fiscal year 1997 in the amount of $1,256,852, representing taxes payable by two of the Hofmann Companies as a result of the Company's decision to file an election under
Section 338(h)(10) of the Code with respect to the acquisition of the Hofmann Companies. In connection with such acquisition, the Company also agreed to pay Mr. Hofmann additional consideration in accordance with a formula based on the Company's price-earnings' multiple and the Hofmann Companies' performance through the end of calendar year 2000. Mr. Hofmann has entered into an employment agreement with the Hofmann Companies pursuant to which he will serve as President and Chief Executive Officer of the Hofmann Companies for a period ending on December 31, 2000. The Hofmann Companies, as a group, pay Mr. Hofmann an annual base salary of $305,000 in consideration for such services. Mr. Hofmann is also eligible to receive a cash bonus of up to one-half of his annual base salary based upon the Hofmann Companies' financial performance.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and any persons holding more than 10% of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, during the 1997 fiscal year, the Company's directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that (i) Mr. Gillease, a director of the Company, failed to report the sale of 1,500 shares of Common Stock and (ii) Dr. Zaidenweber, a director of the Company, failed to report a purchase of 3,450 shares of Common Stock. Such omissions have been corrected by the reporting persons.


                        RATIFICATION OF THE SELECTION OF
                          INDEPENDENT AUDITORS FOR THE
                      FISCAL YEAR ENDING SEPTEMBER 27, 1998

     The Board has selected Arthur Andersen LLP to serve as independent auditors to audit the financial statements of the Company for the fiscal year ending September 27, 1998 and recommends that stockholders vote to ratify such selection. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions.


                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next annual meeting and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company in such manner so that such notice is received by the Company by August 27, 1998 and in such form as is required under the rules and regulations promulgated by the SEC.

     In addition, under the By-Laws, in order for business to be properly brought before the next annual meeting, notice of such business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice of such business must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain
(i) a brief description of the business and the reasons for conducting it at the meeting, (ii) the name and address of the stockholder proposing such business,
(iii) a representation that the proposing stockholder is a holder of record and the number of shares of the Company that are beneficially owned by such stockholder and (iv) a description of any material interest of such stockholder in such business. The chairman of the meeting may disregard any business that he or she determines was not properly brought before the meeting in accordance with the By-Laws.

     The By-Laws also provide that if a stockholder of the Company intends to nominate at a meeting one or more persons for election to the Board, notice of such nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain (a) as to each proposed nominee, (i) the name, age and business and residence address of such nominee, (ii) the principal occupation of such nominee, (iii) the number of shares, if any, of the Company that are beneficially owned by such nominee and (iv) any other information that must be disclosed pursuant to the proxy rules of the SEC if such person had been nominated by the Board and (b) as to the proposing stockholder, (i) the name and address of such stockholder, (ii) a representation that the proposing stockholder is a holder of record of shares of the Company entitled to vote at the meeting and the number of shares of the Company that are beneficially owned by such stockholder, (iii) a representation that the proposing stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements and understandings between the stockholder and each nominee pursuant to which the nominations are to be made by the stockholder. The chairman of the meeting may disregard any nomination that he or she determines was not made in accordance with the foregoing procedures.

ANNUAL REPORT ON FORM 10-K

     Any stockholder of record on December 19, 1997 who desires a copy of the Company's 1997 Annual Report on Form 10-K, as filed with the SEC, may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, Guilford Mills, Inc., P. O. Box 26969, Greensboro, North Carolina 27419-6969. A charge equal to the reproduction cost will be made if the exhibits are requested.

OTHER MATTERS

     The Board is not aware of any matters to be presented for action at the Annual Meeting other than those described herein and does not intend to bring any other matters before the Annual Meeting. However, if other matters shall come before the Annual Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.




                                         By Order of the Board of Directors

                                          /s/  Sherry R. Jacobs

                                               Sherry R. Jacobs
                                               SECRETARY


Dated:  December 24, 1997

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A         P             P         E        N        D       I      X







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                              GUILFORD MILLS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 5, 1998

                   Proxy Solicited by the Board of Directors

The undersigned hereby appoints CHARLES A. HAYES and TERRENCE E. GEREMSKI, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in Guilford Mills, Inc. at the Annual Meeting of Stockholders of such Company to be held on February 5, 1998, and at any and all adjournments thereof, with authority to vote such stock on the matters set forth on the reverse side hereof and upon such matters as may properly come before the meeting.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

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


----------------------------------------------------------------------------------------------------------------
GUILFORD MILLS, INC.
-----------------------------------------------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors. If no specification is made, this Proxy will be voted FOR Proposals 1 and 2.


                                                 For All      With-        For All
                                                 Nominees     hold         Except
1. Election of Directors.
   Donald B. Dixon       Dr. Jacobo Zaidenweber
   Terrence E. Geremski  Grant M. Wilson        [       ]     [       ]   [       ]
   George Greenberg

NOTE: If you do not want your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                    For         Against           Abstain

2. Proposal to approve the appointment of       [       ]       [       ]       [         ]
   Arthur Andersen LLP as independent
   auditors of the Company.

Discretion will be used with respect to such other matters as may properly come before the meeting or at any adjournments thereof.

                      RECORD DATE SHARES:

Please be sure to sign and date this Proxy.         Date


Stockholder sign here                               Co-owner sign here

Mark box at right if an address change has been noted on the reverse side of        [      ]
this card.

Please sign name as it appears on stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.



DETACH CARD                                                     DETACH CARD


                             GUILFORD MILLS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on February 5, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


GUILFORD MILLS, INC.